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                                                                   Exhibit 10.34


                        CONSENT TO ACTION WITHOUT MEETING
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                                  PEARSON, INC.

      The undersigned, being all the Directors of Pearson, Inc. (the "Company") do hereby consent to the adoption of the following resolutions as fully as if such actions had been authorized by vote of Directors of the Company at a duly called and held meeting thereof:

      RESOLVED, that the Pearson, Inc. Pension Plan (the "Plan") shall be amended as provided in attached Schedule A to (i) clarify rules applicable to timing of distributions of benefits subject to a qualified domestic relations order, and (ii) provide that the service requirements for the AWL grandfathered benefit for a former Harper Collins employee shall be based on his vesting period of service.

      RESOLVED, that the officers of the Company are hereby authorized to take any actions necessary to implement the above resolutions including, but not limited to, executing amendments to the Plan document.

      IN WITNESS WHEREOF, the undersigned have executed this consent which may be executed in counterparts as of the date set forth below:

Dated: May 30, 2002

              /s/ David Bell
      __________________________________
              David Bell

              /s/ Thomas Wharton
      __________________________________
              Thomas Wharton

              /s/ John Fallon
      __________________________________
              John Fallon


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                                                                       EXHIBIT A

                                  AMENDMENT TO
                          THE PEARSON INC. PENSION PLAN

The Pearson Inc Pension Plan is amended as follows:

      1) Effective as of October 1, 2002, paragraph (e) of Section 3.5 is replaced in its entirety with the following language:

            "(e) Grandfathered AWL Benefits. In the case of a Participant who is an AWL Participant and who had attained age 45 and had a Benefit Accrual Period of Service of at least ten years as of November 30, 1998, a benefit equal to the Retirement Benefit the Participant would have received based on his Benefit Accrual Period of Service and Compensation through his Termination of Employment if the benefit formula in effect under the AWL Plan November 29, 1998 (as set forth in Schedule E to this Plan) had continued. Notwithstanding the foregoing, an AWL Participant who was employed by Harper Collins prior to April 1, 1996 and who was transferred to AWL as of April 1, 1996 will be deemed to satisfy the requirements of the prior sentence if he had attained age 45 and had a Vesting Period of Service of at least ten years as of November 30, 1998."

      2) Effective as of January 1, 2002, Section 6.5 is replaced in its entirety with the following language:

            "6.5  ELECTION TO RECEIVE DISTRIBUTION BEFORE NORMAL RETIREMENT
                  DATE.

            (a) A Participant who (1) has a Termination of Employment or incurs a Permanent Disability before his Normal Retirement Date, and (2) has a Vested Interest, the Actuarial Equivalent present value of which exceeds $5,000 as of the Participant's Annuity Starting Date (or at the time of any prior distribution), may elect to have distribution of the Actuarial Equivalent of his Vested Interest commence prior to his Normal Retirement Date and as of a date specified in Section 6.5(b).

            (b) A Participant described in Section 6.5(a) may elect at any time during the six month period following his Termination of Employment (or, if later, the date the notice described in Section 6.9 is provided) to begin receiving a distribution of this Vested Interest as of the first day of the month following his Termination of Employment. If a Participant described in Section 6.5(a) does not elect distribution of his benefit within six months after his Termination of employment (or, if later, the date the notice described in Section 6.9 is provided), then such

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                  Participant may elect to begin receiving a distribution of his benefits as of the first day of any month coincident with or next following his Early Retirement Date, but before his Normal Retirement Date. See Section 12.2(a) for special rules regarding the election of a distribution prior to a Participant's Early Retirement Date in the event that the Participant's Retirement Benefit is suspended as a result of a domestic relations order.

                  A Participant's election under this Section 6.5 must be made during the period specified in Section 6.9 for the waiver of a Qualified Joint and Survivor Annuity."

      3) Effective as of January 1, 2002, paragraph (a) of Section 12.2 is replaced in its entirety with the following language:

            "(a) QUALIFIED DOMESTIC RELATIONS ORDERS. Section 12.1 shall not apply to the creation, assignment or recognition of a right to the Retirement Benefit of a Participant pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code). The Retirement Committee shall establish reasonable procedures for determining whether a domestic relations order is a qualified domestic relations order and for administering distributions under a qualified domestic relations order. The provision soft he Plan regarding the form and timing of benefit distributions shall apply to benefits subject to qualified domestic relations orders except as provided in the following sentences. In the event that the benefit under the Plan of the Participant who meets the requirements of Section 6.5(a), in the discretion of the plan Administrator, becomes subject to a domestic relations order (as defined in Section 414(p)(1)(B) of the Internal Revenue
                  Code), then the six-month election period provided in Section 6.5(b) shall be suspended until the date on which a final determination is made as to whether the order constitutes a qualified domestic relations order (as defined in Section 414([)(1)(A) of the Internal Revenue Code). In the case of an alternate payee under a qualified domestic relations, the alternate payee may elect to receive distribution of any benefit to which he is entitled I the form of a single cash payment or any other available form at any time on or after the Participant's Earliest Retirement Age (as defined in
                  Section 414(p)(4) of the Internal Revenue Code)."